Exhibit 10.1

12% SECURED NOTE PURCHASE AGREEMENT

    THIS 12% SECURED NOTE PURCHASE AGREEMENT, dated as of October 5, 2005 (this "Agreement"), is entered into by and among CHINA GRANITE CORPORATION, a Nevada corporation (the "Company") and ____________________________,(the "Purchaser").

RECITALS:

    WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") and/or Section 4(2) of the Securities Act;

    WHEREAS, the Purchaser wish to purchase, and the Company wishes to sell and issue to the Purchaser, upon the terms and subject to the conditions stated in this Agreement, an aggregate of $_____________ in principal amount of the Company's 12% Secured Notes due October 4, 2006 in the form attached hereto as Exhibit A (the "Notes")

    WHEREAS, the Notes are secured by a security agreement dated as of October 5, 2005 and attached hereto as Exhibit B (the "Security Agreement"):

    NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENTS:

  AGREEMENT TO PURCHASE; CLOSING

    (a) Purchase of Notes. Subject to the terms and conditions set forth herein, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase the Notes from the Company for the aggregate purchase price of $37,500.00 (the "Purchase Price").

    (b) Closing. The closing (the "Closing") of the purchase and sale of the Notes will take place at the offices of the Purchaser on October 5, 2005, or at such other place and time as may be mutually agreed by the Purchaser and the Company. The date of the Closing is referred to herein as the "Closing Date." At the Closing, the Company will deliver to the Purchaser the Notes in exchange the Purchase Price.

  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION

    Each of the Purchaser hereby represents and warrants to the Company as to itself only that:

    (a) Accredited Investors. Such Purchaser is: (i) experienced in making investments of the kind contemplated by this Agreement; (ii) able, by reason of business and financial experience, to protect its own interests in connection with the transactions contemplated by this Agreement; (iii) able to afford the entire loss of its investment in the Notes; (iv) an "accredited investor" as that term is defined in Rule 501(a) of Regulation D; and (v) not a broker-dealer or an affiliate of a broker-dealer as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    (b) No Public Distribution. Such Purchaser is acquiring the Notes for its own account, for investment purposes only, and not with a present view towards the public sale or distribution thereof, except pursuant to a sale or sales that are registered under the Securities Act or exempt from such registration. Such Purchaser has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with its purposes.

    (c) Subsequent Offers and Sales. All subsequent offers and sales of the Notes by such Purchaser shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration; with any offers and sales which are being made pursuant to an applicable exemption from registration being accompanied by a legal opinion obtained by such Purchaser, which legal opinion shall be reasonably satisfactory to the Company and the Company's legal counsel.

    (d) Accuracy of Purchaser's Representations and Warranties. Such Purchaser understands that the Notes are being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Company is relying upon the truth and accuracy of such Purchaser's representations and warranties contained in this Agreement, the Notes and the Security Agreement (the "Transaction Documents") and any ancillary documents thereto, as applicable, and such Purchaser's compliance with the Transaction Documents and any ancillary documents thereto, in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Notes in accordance with the terms and provisions of the Transaction Documents.

    (e) Financial Information. Such Purchaser: (i) has been provided with and has reviewed all requested information concerning the business of the Company, including, without limitation, the Company's audited financial statements for the fiscal year ended December 31, 2004 and the Company's subsidiaries' audited financial statements for the fiscal year ended December 31, 2004 (the "China Subsidiaries' Financials") and (ii) has had all requested access to the management of the Company and has had the opportunity to ask questions of the management of the Company.

    (f) Capacity and Authority. Such Purchaser has the requisite capacity and authority to execute, deliver and perform each of the Transaction Documents and any and all ancillary documents thereto and to consummate the transactions contemplated thereby.

    (g) Due Execution. This Agreement and the other Transaction Documents, and any ancillary documents thereto and the transactions contemplated hereby and thereby that have been executed and delivered by such Purchaser, have been duly and validly authorized by such Purchaser and such agreements, when executed and delivered by each of the other parties thereto will each be a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, except to the extent that enforcement of such agreements may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

    (h) Brokers. Such Purchaser has not employed, engaged or retained, or otherwise incurred any liability to, any person as a broker, finder, agent or other intermediary in connection with the transactions contemplated herein.

    (i) No General Solicitation. Such Purchaser has not learned of the investment in the Notes as a result of any public advertising or general solicitation.

  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to such Purchaser that:

    (a) Organization. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada. Each of the Company's subsidiaries is a corporation duly organized and validly existing under the laws of its respective jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a Material Adverse Effect (as hereinafter defined) on the Company. All of the outstanding capital stock of the Company's subsidiaries is owned either directly or indirectly by the Company. The Company and its subsidiaries have all requisite corporate power and authority, and hold all licenses, permits and other required authorizations from governmental authorities, necessary to conduct their business as it is now being conducted or proposed to be conducted and to own or lease their properties and assets as they are now owned or held under lease.

    (b) Capitalization. On the date hereof, the authorized capital of the Company consists of 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $.001 par value per share ("Preferred Stock").

   (c) Legality. The Company has the requisite corporate power and authority to enter into each of the Transaction Documents and to issue and deliver the Notes.

   (d) Due Execution. The Transaction Documents, and the transactions contemplated thereby, have been duly and validly authorized by the Company. The Transaction Documents have been duly executed and delivered by the Company and are each the legal, valid and binding agreement and obligation of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of such agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

   (e) Non-contravention. The execution and delivery of the Transaction Documents, and the consummation by the Company of the transactions contemplated thereby, does not (i) result in a violation of either the Certificate of Incorporation or By-laws of the Company, or (ii) constitute a default under (or an event which with notice or lapse of time or both could become a default) or give to others any rights of termination, amendment or cancellation of, any material agreement, indenture or instrument to which the Company is a party unless the same shall have been waived or consented to by the other party, or result in a violation of any law, rule, regulation, order, judgment or decree (foreign or domestic and including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected other than any of the foregoing which would not have a Material Adverse Effect (as hereinafter defined).

   (f) Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company are required to be obtained by the Company for the entry into or the performance of the Transaction Documents.

   (g) SEC Filings; Financial Statements. The Company has received an SEC comment letter dated September 8, 2005 and except for those deficiencies contained in such comment letter or any subsequent comment letter and all such comments have been cleared by the Company to the satisfaction of the SEC, the Company represents and warrants as follows with respect to their SEC filings and financial statements:

(1) The Company has filed, and as of the Closing will have filed, all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC since 2002. The Company has made available to the Purchaser all such reports, schedules, forms, statements and other documents in the form filed with the SEC. All such required reports, schedules, forms, statements and other documents (including those that the Company may file subsequent to the date of this Agreement), as amended, are referred to herein as the "SEC Reports." As of their respective dates, the SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC there under applicable to such SEC Reports, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein except to the extent corrected prior to the date of this Agreement by a subsequently filed SEC Report. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

(2) Each of the consolidated financial statements (including, in each case, any related note thereto) contained in the SEC Reports (the "Financials"), including each SEC Report filed after the date of this Agreement until the Closing: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated.

The balance sheet of the Company contained in the SEC Reports as of June 30, 2004 is hereinafter referred to as the "Balance Sheet." Except as disclosed in the Financials, since the date of the Balance Sheet and through the date of this Agreement, neither the Company nor any of its subsidiaries has any liabilities required under GAAP which, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect on the Company, except for liabilities incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred pursuant to this Agreement.

   (h) Undisclosed Liabilities. The Company has no material obligation or liability (whether accrued, absolute, contingent, unliquidated, or otherwise, whether due or to become due) arising out of transactions entered into at or prior to the Closing of this Agreement, or any action or inaction at or prior to the Closing of this Agreement, or any state of facts existing at or prior to the Closing of this Agreement, except liabilities incurred in the ordinary course of business.

   (i) Absence of Certain Changes. There has been no material adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (each, a "Material Adverse Effect").

   (j) Insurance. The Company and its subsidiaries maintain property and casualty, general liability, personal injury and other similar types of insurance that are reasonably adequate and consistent with industry standards and historical claims experience. The Company and its subsidiaries have not received notice from, and have no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company or its subsidiaries) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy covering the Company or any of its subsidiaries presently in force.

   (k) Compliance with Law. To the knowledge of the Company, the Company and its subsidiaries have complied in all material respects with all applicable statutes and regulations of the United States and of all states, municipalities and applicable agencies and foreign jurisdictions or bodies in respect of the conduct of its business and operations, and the failure, if any, by the Company or its subsidiaries to have fully complied with any such statute or regulation has not resulted in a Material Adverse Effect.

   (l) Absence of Litigation. To the knowledge of the Company, there is no action, suit, formal inquiry or investigation, or proceeding before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened, against or affecting the Company or any of its subsidiaries, in which an unfavorable decision, ruling or finding would have a Material Adverse Effect or adversely affect the transactions contemplated by the Transaction Documents or the validity or enforceability of, or the authority or ability of the Company to perform its obligations under the Transaction Documents.

    (m) Investment Company Act. The Company and its subsidiaries are not conducting, and will not conduct, their business in a manner which would cause any of them to become an "investment company," as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

    (n) Private Offering; Trust Indenture Act. Subject to the accuracy of the Purchaser' representations and warranties set forth in Section 2 hereof, the offer, sale and issuance of the Notes, as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act and the Company is not required to qualify an indenture relating to the Notes under the Trust Indenture Act of 1939, as amended. The Company has not offered or sold the Notes by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

    (o) Full Disclosure. Neither this Agreement, the other Transaction Documents nor any of the schedules, exhibits, written statements, documents or certificates prepared or supplied by the Company with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made. Except as disclosed herein and except for matters affecting the industry of the Company as a whole, there exists no fact or circumstance which, to the knowledge of the Company upon due inquiry, could reasonably be anticipated to have a Material Adverse Effect or could adversely affect the ability of the Company to perform its obligations set forth in the Transaction Documents.

    (p) Brokerage Fees. The Company and its subsidiaries have not incurred any liability for any consulting fees or agent's commissions in connection with the offer and sale of the Notes and the transactions contemplated by this Agreement.

  CONDITIONS TO THE COMPANY'S OBLIGATION TO ISSUE THE NOTES

    The Purchaser understand that the Company's obligation to issue the Notes on the Closing Date to the Purchaser pursuant to this Agreement is conditioned upon the satisfaction by the Purchaser or the waiver by the Company of each of the following conditions:

    (a) The accuracy on the Closing Date of the representations and warranties of the Purchaser contained in this Agreement, as if made on the Closing Date, and the performance by the Purchaser, including, but not limited to, the delivery by the Purchaser to the Company of the Purchase Price for the purchase of the Notes of all covenants and agreements of the Purchaser contained in the Transaction Documents and required to be performed on or before the Closing Date.

    (b) The absence or inapplicability of any and all laws, rules or regulations prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

    (c) The Purchaser shall have executed each of the Transaction Documents and any and all ancillary documents thereto and delivered the same to the Company.

    (d) The Company shall have received from the Purchaser such other certificates and documents as it or its representatives, if applicable, shall reasonably request, and all proceedings taken by the Purchaser in connection with this Agreement and the other Transaction Documents and all documents and papers relating to such Transaction Documents shall be reasonably satisfactory to the Company.

  CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE THE NOTES

    The Company understands that the Purchaser' obligations to purchase the Notes on the Closing Date is conditioned upon the satisfaction by the Company or the waiver by the Purchaser of each of the following conditions:

    (a) The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date, and the performance by the Company, on or before the Closing Date, of all covenants and agreements of the Company contained in the Transaction Documents and required to be performed on or before the Closing Date.

    (b) The Company shall have executed the Transaction Documents and any and all ancillary documents thereto and delivered same to the Purchaser.

    (c) On the Closing Date, the Purchaser shall have received a certificate executed by the President or the Chief Executive Officer of the Company and by the Chief Financial Officer of the Company, stating that all of the representations and warranties of the Company set forth in the Transaction Documents are accurate as of the Closing Date and that the Company has performed all of its covenants and agreements required to be performed under the Transaction Documents on or before the Closing Date.

    (d) The Purchaser shall have received a certificate of the Secretary of the Company, dated the Closing Date as to the authorization of the execution, delivery and performance of the Transaction Documents, and the resolutions adopted by the Board authorizing the actions to be taken by the Company contemplated by the Transaction Documents.

    (e) The Purchaser shall have received from the Company such other certificates and documents as they or their representatives, if applicable, shall reasonably request, and all proceedings taken by the Company in connection with the Transaction Documents contemplated by this Agreement and the other Transaction Documents and all documents and papers relating to such Transaction Documents shall be reasonably satisfactory to the Purchaser.

    (f) No injunction, order, investigation, claim, action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would restrain, impair or prevent the carrying out of this Agreement or the other Transaction Documents or any of the transactions contemplated hereby or thereby, declare unlawful the transactions contemplated by this Agreement or the other Transaction Documents or cause any such transaction to be rescinded.

    (g) The Company shall have obtained in writing or made all consents, waivers, approvals, orders, permits, licenses and authorizations of, any registrations, declarations, notices to and filings and applications with, any governmental authority or any other person or entity (including, without limitation, security holders and creditors of the Company) required to be obtained or made in order to enable the Company to observe and comply with all its obligations under this Agreement or the other Transaction Documents and to consummate the transactions contemplated hereby.

  EVENTS OF DEFAULT; REMEDIES

    (a) Events of Default. If any of the events specified in Sections 8(b)-(f) shall occur (herein individually referred to as an "Event of Default"), the holder of any outstanding Note issued pursuant to this Agreement (the "Holder") may, so long as such condition exists, declare the entire principal and unpaid accrued interest thereon immediately due and payable, by notice in writing to the Company and pursue any available legal remedies for the amount due on such Notes.

    (b) Payments. Default in the payment of the principal when due and payable or a default in the payment of unpaid accrued interest of the Notes when due and payable if such default is not cured by the Company within ten days after payment is due.

    (c) Bankruptcy. The institution by the Company or any of its subsidiaries of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company or any of its subsidiaries, or of any substantial part of their property, or the making by any of them of an assignment for the benefit of creditors, or the taking of corporate action by the Company or any of its subsidiaries in furtherance of any such action.

    (d) Commencement of an Action. If, within 60 days after the commencement of an action against the Company or any of its subsidiaries (and service of process in connection therewith on the Company or any of its subsidiaries) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or any of its subsidiaries or all orders or proceedings thereunder affecting the operations or the business of the Company or any of its subsidiaries stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of the Company or any of its subsidiaries of any trustee, receiver or liquidator of the Company or any of its subsidiaries or of all or any substantial part of the properties of the Company or any of its subsidiaries, such appointment shall not have been vacated.

    (e) Default of Other Indebtedness. Any declared default of the Company or any of its subsidiaries under any other Indebtedness (as defined below) that gives the holder thereof the right to accelerate such other Indebtedness, and such other Indebtedness is in fact accelerated by the holder, or in the event that any other Indebtedness has become due and payable upon maturity and has not been satisfied. "Indebtedness," when used with respect to the Company or any of its subsidiaries (each, a "Person"), and without duplication means:

(1) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company or any of its subsidiaries in respect of overdrafts, foreign exchange contracts, currency exchange agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers' acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

(3) all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person and (b) any lease or related documents (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;

(4) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(5) all direct or indirect Guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) through (4) of this definition;

(6) any indebtedness or other obligations described in clauses (1) through (5) of this definition secured by any lien existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and

(7) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (6) of this definition.

    (f) Covenants and Agreements. The Company shall default in the performance of any of its covenants and agreements set forth in any provision of this Agreement or the Notes and the continuance of such default for 30 days after a Purchaser has given the Company written notice of such default.

  CONDUCT OF COMPANY

    (a) The Company shall not do any of the following, and shall not permit its subsidiaries to do any of the following:

    by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Notes, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Notes against impairment;
    sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of the Company's assets or any assets of its subsidiaries, including, but not limited to, the collateral for the Notes, that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, unless 100% of the proceeds of such sale, lease or disposition are applied to prepay the Notes in accordance with the terms and conditions of the Notes and this Agreement;
    incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, except for (i) borrowings or guarantees incurred in the ordinary course of business consistent with past practices for working capital purposes, (ii) indebtedness of any subsidiary to the Company, or (iii) in replacement for existing or maturing debt so long as the principal amount does not increase and the term does not shorten, or make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company and other than in the ordinary course of business consistent with past practice;
    create or suffer any lien or encumbrance upon or with respect to any property of the Company or any of its subsidiaries, whether now owned or hereafter acquired;
    agree, in writing or otherwise, to take any of the foregoing actions.

  TERMINATION DATE

    Notwithstanding anything to the contrary in this Agreement or the Note, the entire principal amount of the Notes and accrued interest thereon shall become immediately due and payable on October 4, 2006 (the "Termination Date").

  INDEMNIFICATION

    (a) Indemnification of Purchaser by the Company.

(1) The Company hereby agrees to indemnify and hold harmless each of the Purchaser, their affiliates, their investment advisors, their managing members, and each of their respective officers, managers, members, directors, partners, shareholders, and employees (collectively, the "Purchaser Indemnities"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Purchaser Indemnities for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Purchaser Indemnities and to the extent arising out of or in connection with:

        a material misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement (or the other Transaction Documents), the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement (or the other Transaction Documents); or
        a material failure by the Company to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement (or the other Transaction Documents), the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement (or the other Transaction Documents).

(2) Notwithstanding anything to the contrary in this Agreement and the Security Agreement the aggregate payments for indemnification (including the reasonable fees and expenses of legal counsel) made by the Company to the Purchaser Indemnities pursuant to this Section 12(a) with respect to any Loss, Claim, or series of Losses or Claims, shall not exceed the Purchase Price; provided, however, that any remedy for an Event of Default paid under Section 8 hereto, shall not allow for indemnification pursuant to this Section 12(a) and indemnification under this Section 12(a) for any Loss or Claim shall not be deemed an Event of Default under Section 8 hereto.

    (b) Indemnification of the Company by Purchaser. The Purchaser hereby agree to indemnify and hold harmless the Company, its affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), to the extent arising out of or in connection with any misrepresentation, omission of fact or breach of any of the Purchaser' representations, warranties or covenants contained in this Agreement, and any failure by the Purchaser to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement. Notwithstanding anything to the contrary in this Agreement, the aggregate payments for indemnification (including the reasonable fees and expenses of legal counsel) made by the Purchaser to the Company pursuant to this Section 12(b) shall not exceed the Purchase Price.

    (c) Third Party Claims. Promptly after receipt by either party hereto seeking indemnification pursuant to this Section 12 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section 12 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld) settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

  EXPENSES

(a) The Company covenants and agrees with the Purchaser that the Company shall pay or cause to be paid the following: all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, including the fees and disbursements of the Company's counsel, accountants and other professional advisors, if any. Additionally, the Company agrees to reimburse the investors for their legal expenses for negotiating and closing the issuance of the Notes.

(b) Other than as set forth in Section 13(a) above, each of the parties hereto agree that they shall each be responsible for and pay their own expenses and fees, including all legal, accounting and other professional fees, associated with the transactions contemplated by Transaction Documents.

  SURVIVAL

The representations and warranties of the Company and the Purchaser shall survive the Closing.

  MISCELLANEOUS

(a) Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Florida, without giving effect to conflicts of laws issues. Each of the parties submits to the jurisdiction of the federal courts whose districts encompass any part of the City of Miami or the state courts of the State of Florida sitting in the City of Miami in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

(b) Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original.

(c) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

(e) Successors. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto.

(f) Amendments. This Agreement may be amended only by an instrument in writing signed by the parties hereto.

(g) Merger. This Agreement, together with the other Transaction Documents, supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

(h) Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

Company:	China Granite Corporation
2642 Collins Avenue, Suite 305
Miami, FL 33140
ATTENTION:
Tel.: 305-534-1684
Fax: 305-538-2603

with a copy to:

Carol A. Laws
4527 West 10th Avenue
Vancouver, B.C. V6R 2J2
Tel: 604-224-2053
Fax: 604-224-2522

Purchaser:	_____________________
_____________________
_____________________
_____________________

Tel: _____________________
Fax: _____________________

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned.

COMPANY:

CHINA GRANITE CORPORATION

By:

Name: Costas Takkas
Title: Director

PURCHASER:

_____________________

By:

Name:
Title: